Exhibit 99.2

Apple Inc.

Q2 2010 Unaudited Summary Data

	Q1 2010		Q2 2009		Q2 2010		Sequential Change		Year/Year Change
	CPU Units K	Revenue $M	CPU Units K	Revenue $M	CPU Units K	Revenue $M	CPU Units	Revenue	CPU Units	Revenue
Operating Segments
Americas	1,187	$6,092	809	$3,970	971	$4,993	- 18%	- 18%	20%	26%
Europe	1,068	5,024	658	2,485	899	4,050	- 16%	- 19%	37%	63%
Japan	105	783	109	587	129	887	23%	13%	18%	51%
Asia Pacific	313	1,813	202	665	338	1,886	8%	4%	67%	184%
Retail	689	1,971	438	1,377	606	1,683	- 12%	- 15%	38%	22%

Total Operating Segments	3,362	$15,683	2,216	$9,084	2,943	$13,499	- 12%	- 14%	33%	49%

	Units K	Revenue $M	Units K	Revenue $M	Units K	Revenue $M	Sequential Change		Year/Year Change
							Units	Revenue	Units	Revenue
Product Summary
Desktops (1)	1,234	$1,692	818	$1,056	1,147	$1,532	- 7%	- 9%	40%	45%
Portables (2)	2,128	2,758	1,398	1,904	1,796	2,228	- 16%	- 19%	28%	17%

Subtotal CPUs	3,362	4,450	2,216	2,960	2,943	3,760	- 12%	- 16%	33%	27%

iPod	20,970	3,391	11,013	1,665	10,885	1,861	- 48%	- 45%	- 1%	12%
Other Music Related Products and Services (3)		1,164		1,049		1,327		14%		27%
iPhone and Related Products and Services (4)	8,737	5,578	3,793	2,427	8,752	5,445	0%	- 2%	131%	124%
Peripherals and Other Hardware		469		357		472		1%		32%
Software, Service and Other Sales		631		626		634		0%		1%

Total Apple		$15,683		$9,084		$13,499		- 14%		49%

(1)	Includes iMac, Mac mini, Mac Pro and Xserve product lines.

(2)	Includes MacBook, MacBook Air and MacBook Pro product lines.

(3)	Consists of iTunes Store sales, iPod services, and Apple-branded and third-party iPod accessories.

(4)	Units consist of iPhone handset sales; Revenue is derived from handset sales, carrier agreements, and Apple-branded and third-party iPhone accessories.

K = Units in thousands

$M = Amounts in millions